UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2017

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55625	38-3930747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Advisory Agreement and Partnership Agreement Amendments

On December 22, 2017, American Realty Capital Healthcare Trust III, Inc. (the “Company”), the Company’s operating partnership, American Realty Capital Healthcare III Operating Partnership, L.P. (the “OP”), and the Company’s advisor, American Realty Capital Healthcare Trust III Advisors, LLC (the “Advisor”), entered into an amendment (the “Advisory Agreement Amendment”) to the Company’s existing advisory agreement dated as of August 20, 2014 (the “Advisory Agreement”) and a related amendment (the “LPA Amendment” and, together with the Advisory Agreement Amendment, the “Amendments”) to the amended and restated operating partnership agreement of the OP dated as of August 10, 2015.

The Amendments were entered into pursuant to a letter agreement among the Company, the Advisor, the Company’s property manager and AR Global Investments, LLC, the parent of the Company’s sponsor (the “Letter Agreement”), dated as of June 16, 2017, as amended September 28, 2017. The Letter Agreement was entered into in connection with the Company’s entry into a purchase agreement (the “Purchase Agreement”), dated as of June 16, 2017, with Healthcare Trust, Inc. (“HTI”), Healthcare Trust Operating Partnership, L.P. (“HTI OP”) and ARHC TRS Holdco II, LLC (“HTI Holdco”). Pursuant to the Purchase Agreement, at a closing that occurred on December 22, 2017 (the “Closing”), HTI, the HTI OP and HTI Holdco purchased all of the membership interests in the Company’s indirect subsidiaries that own the 19 properties comprising substantially all of the Company’s assets (together with the other transactions contemplated by the Purchase Agreement, the “Asset Sale”).

The Amendments became effective upon the occurrence of the Closing and are effective as of October 1, 2017. The Amendments facilitate the establishment of a value for limited partnership units of the OP designated as “Class B Units” (“Class B Units”) consistent with the applicable provisions of the Letter Agreement and certain of the other payments contemplated by the Letter Agreement. In connection with the Closing and pursuant to the Letter Agreement, the Advisor surrendered 95,642 Class B Units and the independent directors on the Company’s Board of Directors (the “Board”) established the value of these Class B Units as $1.7 million in the aggregate ($17.64 per Class B Unit) consistent with the estimated net asset value per share of the Company’s common stock of $17.64 per share approved by the independent directors on the Company’s board of directors on July 18, 2017 and published by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2017. The aggregate value of the Class B Units reduced the total amount otherwise due and payable by the Advisor to the Company following the Closing in accordance with the terms of the Letter Agreement. This total amount of $0.6 million is payable in two equal installments, the first of which was paid on December 26, 2017 and the second of which will be due within six months following the Closing. Pursuant to the Letter Agreement, following the Closing, no other fees or expense reimbursements will be paid by or to the Advisor and its affiliates, on the one hand, or the Company, on the other hand. The terms of the Letter Agreement are more fully described in the Company’s Current Reports on Form 8-K filed with the SEC on June 19, 2017 and October 4, 2017 and the Company’s definitive proxy statement (the “Proxy Statement”) filed with the SEC on October 23, 2017.

The Advisory Agreement Amendment also extends the term of the Advisory Agreement to expire on August 20, 2018 and gives the Company the right, upon written notice to the Advisor, to renew for an unlimited number of successive one-year terms; provided, however, the Advisory Agreement will automatically terminate upon the later of (x) the dissolution of the Company and (y) 30 days following the 14-month anniversary of the Closing.

The foregoing description of the Advisory Agreement and the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full texts of the Advisory Agreement Amendment and the LPA Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Closing of the Asset Sale

On December 22, 2017, the Asset Sale was completed at the Closing and HTI paid the Company $108.4 million, representing the purchase price under the Purchase Agreement of $120.0 million, less, (i) $0.7 million, reflecting prorations and closing adjustments pursuant to the Purchase Agreement, (ii) $4.9 million, reflecting the outstanding principal amount of the loan secured by the Company’s Philip Center property assumed by HTI at the Closing in accordance with the Purchase Agreement, and (iii) $6.0 million deposited by HTI into an escrow account in accordance with the Purchase Agreement. This escrow amount, less any amounts paid or reserved for pending or unsatisfied indemnification claims that HTI may make pursuant to the Purchase Agreement, will be released to the Company in installments over a period of 14 months following the Closing. In addition, the Company incurred $1.3 million in closing and other transaction costs.

Both the Advisor and HTI’s advisor, as well as the property managers of the Company and HTI, are indirectly owned and controlled by AR Global Investments, LLC (“AR Global”). Edward M. Weil, Jr., the executive chairman of the Board, is also a member of the HTI’s Board of Directors. Mr. Weil owns a non-controlling interest in the parent of AR Global and is also the chief executive officer of AR Global. In addition, the Company, HTI, the Advisor, HTI’s advisor, and the property managers of the Company and HTI have the same executive officers, W. Todd Jensen and Katie P. Kurtz.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of Stockholder Vote at Annual Meeting

On December 21, 2017, the Company held its 2017 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on: (i) the approval of the Asset Sale; (ii) the approval of the Company’s plan of liquidation and dissolution (the “Plan of Liquidation”); (iii) the election of three directors to serve for one year, until the Company’s 2018 annual meeting of stockholders and their successors are duly elected and qualified; and (iv) the ratification of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The Proxy Statement describes in detail each of the proposals submitted to stockholders at the Annual Meeting.

At the Annual Meeting, there were present, in person or by proxy, stockholders holding an aggregate of 4,519,621 shares of the Company’s common stock, representing approximately 64.97% of the total number of 6,956,304 shares of the Company’s common stock issued and outstanding as of the record date for the Annual Meeting and entitled to vote on each proposal.

The stockholders approved all proposals at the Annual Meeting. The full results of the following matters voted on at the Annual Meeting are set forth below. Stockholder action on Proposal No. 5, to approve the adjournment of the Annual Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of Proposal Nos. 1 through 4, was not required and no vote was taken on that proposal.

Proposal No. 1 – Approval of the Asset Sale:ŧ

Votes For	Votes Against	Abstain	Broker Non-Votes
3,767,770 (83.6%)	643,049 (14.3%)	96,716 (2.2%)	*

Proposal No. 2 – Approval of the Plan of Liquidation:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,760,112 (83.2%)	642,469 (14.2%)	117,040 (2.6%)	*

Proposal No. 3 – Election of Directors:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Edward M. Weil, Jr.	3,485,852 (77.1%)	607,346 (13.4%)	426,423 (9.4%)	*
P. Sue Perrotty	3,498,065 (77.4%)	598,103 (13.2%)	423,453 (9.4%)	*
B.J. Penn	3,483,817 (77.1%)	597,177 (13.2%)	438,627 (9.7%)	*

Proposal No. 4 – Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,847,046 (85.1%)	431,439 (9.5%)	241,136 (5.3%)	*

ŧ	Proposal No. 1 excludes shares of the Company’s common stock beneficially owned by the Advisor, any director of the Company or any of their respective affiliates, including AR Global.

*	No broker non-votes were recorded in connection with Proposal Nos. 1 through 4.

Item 7.01.	Regulation FD Disclosure

Press Release

On December 26, 2017, the Company issued a press release announcing the closing of the Asset Sale, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing

Item 8.01.	Other Events.

Initial Liquidating Distribution

Pursuant to the Plan of Liquidation, which became effective at the Closing, the Company will be required to pay or provide for its liabilities and expenses, distribute the remaining proceeds of the liquidation of the Company’s assets to its stockholders, wind up the Company’s operations, and dissolve.

On December 21, 2017, immediately following the Annual Meeting and subject to the Closing, the independent directors on the Board unanimously approved an initial liquidating distribution (the “Initial Liquidating Distribution”) pursuant to the Plan of Liquidation of $15.75 per share of the Company’s common stock. The Initial Liquidating Distribution, which represents a portion of the proceeds from the Asset Sale, will be paid on January 5, 2018 to stockholders of record at the close of business on December 22, 2017.

Notice of Termination of Distribution Reinvestment Plan

In connection with the Asset Sale and Plan of Liquidation, on December 21, 2017, immediately following the Annual Meeting, the Board terminated the Company’s distribution reinvestment plan (the “DRIP”). The DRIP had previously been suspended. The termination will become effective upon the mailing of a notice, a copy of the form of which is attached hereto as Exhibit 99.2, to each participant in the DRIP.

Notice of Termination of Share Repurchase Program

In connection with the Asset Sale and Plan of Liquidation, on December 21, 2017, immediately following the Annual Meeting, the Board terminated the Company’s share repurchase program (the “SRP”). The SRP had previously been suspended. The termination will become effective on December 27, 2017.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: unexpected costs or unexpected liabilities; the inability to retain key personnel; future regulatory or legislative actions that could adversely affect the Company; and other factors, many of which are beyond Company’s control, including other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Proxy Statement and the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017 as amended on April 28, 2017, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information

Unaudited pro forma consolidated financial statements for the nine months ended September 30, 2017 and the year ended December 31, 2016 reflecting the Asset Sale are attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

(d)	Exhibits

Exhibit No.	Description
10.1	Second Amendment to Advisory Agreement, dated as of December 22, 2017, by and among American Realty Capital Healthcare Trust III, Inc., American Realty Capital Healthcare Trust III Operating Partnership, L.P. and American Realty Capital Healthcare III Advisors, LLC
10.2	First Amendment to Amended and Restated Agreement of Limited Partnership of American Realty Capital Healthcare III Operating Partnership, L.P. dated as of December 22, 2017
99.1	Press Release dated December 26, 2017
99.2	Form of Notice to Participants
99.3	Unaudited pro forma consolidated financial statements for the nine months ended September 30, 2017 and the year ended December 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Healthcare Trust III, Inc.

Date: December 26, 2017	By:	/s/ W. Todd Jensen
Name: W. Todd Jensen Title: Interim Chief Executive Officer and President